EXHIBIT 10.1


                                    AGREEMENT
                                    ---------

                  This Agreement (this "Agreement"), is dated as of October 31, 2006, by and among Terry LaCore ("LaCore"), Mark D. Woodburn ("Woodburn") and Natural Health Trends Corp., a Delaware corporation (the "Company").

                  WHEREAS, the parties hereto desire to settle a dispute among them and to enter into this Agreement and the exhibits attached hereto.

                  NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Payment Obligation; Disbursement of Escrow Account; Pledged Shares.
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         (a) Each of LaCore and Woodburn jointly and severally agrees to pay to the Company $2.5 million (the "Payment Obligation") in connection with certain payments made to LaCore and Woodburn by an independent distributor.

         (b) On the date hereof, LaCore, Woodburn and the Company shall cause Krage & Janvey, the escrow agent (the "Escrow Agent") under that certain escrow agreement dated as of February 10, 2006 by and among LaCore, Woodburn, the Company and the Escrow Agent (the "Escrow Agreement"), in accordance with the terms of the Escrow Agreement, to (i) wire the Cash Deposit (as defined in the Escrow Agreement) plus accrued interest thereon to an account designated by LaCore, and (ii) transfer and assign the Escrowed Shares (as defined in the Escrow Agreement) to LaCore and/or Woodburn which shares (the "Pledged Shares") shall be simultaneously deposited with, and pledged to, the Company. In addition, each of LaCore and Woodburn shall deliver to the Company stock powers endorsed in blank with respect to the Pledged Shares.

         (c) Each of LaCore and Woodburn hereby pledges, and the Company shall hold, the Pledged Shares (1,081,066 shares of Company common stock) as collateral for LaCore's and Woodburn's obligations (i) under that certain non-recourse secured promissory note, a form of which is attached hereto as Exhibit A (the "Note"), and (ii) under that certain indemnification agreement, a form of which is attached hereto as Exhibit B (the "Indemnification Agreement"). None of the Pledged Shares shall be sold, transferred or conveyed to any third parties prior to the first anniversary of the date hereof and each of LaCore and Woodburn acknowledges that the Company shall impose a "stop transfer" order on such shares with the Company's transfer agent for such period. The Company acknowledges and agrees that it will instruct the transfer agent to remove any such "stop transfer" order on the first anniversary of the date hereof.

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2.    Voting Agreement. All shares of Company capital stock held directly or indirectly by LaCore or Woodburn, or any L&W Affiliate (as hereinafter defined), including without limitation, the Pledged Shares, shall be the subject of a voting agreement, a form of which is attached hereto as Exhibit C. Each of LaCore and Woodburn agrees to fully and promptly disclose to the Company in writing the identity of each L&W Affiliate that now or hereafter owns capital stock of the Company and the number and class of such capital stock.

3. Assistance; Consulting Agreement. During the one year period following the date hereof, LaCore shall assist the Company as requested by Company management with respect to network (or multi-level) marketing operations, including without limitation, compensation plan adjustments and strategic planning; provided however, in no event shall LaCore be required to travel or devote more than ten
(10) hours per month. Woodburn shall be engaged as a consultant to the Company pursuant to the terms of a consulting agreement between the Company and Woodburn, a form of which is attached hereto as Exhibit D (the "Consulting Agreement").

4. Restrictive Covenants. Each of the parties shall enter into a restricted activity and proprietary rights assignment agreement, the forms of which are attached hereto as Exhibits E-1 and E-2.

5. Releases. The Company shall execute and deliver a limited release in favor of each of LaCore and Woodburn, a form of which is attached hereto as Exhibit F-1. Each of LaCore and Woodburn shall execute and deliver a general release in favor of the Company, a form of which is attached hereto as Exhibit F-2.

6. Standstill. Neither LaCore, Woodburn nor any L&W Affiliate (as hereinafter defined) shall, without the prior written consent of the Company, for a period of three (3) years from the date of this Agreement (the "Standstill Period"), directly or indirectly:

         (a) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any of the assets or businesses of any Company Affiliates (as hereinafter defined), or any securities of any Company Affiliates or any rights or options to acquire any such ownership from any Person (as hereinafter defined);

         (b) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote or seek to advise or influence in any manner whatsoever any Person (as hereinafter defined) with respect to the voting of any securities of any of the Company Affiliates;

         (c) form, join, or in any way participate in a "group" (within the meaning of Section 13d(3) of the Exchange Act) with respect to any voting securities of any of the Company Affiliates;

         (d) arrange, or in any way participate in, any financing for the purchase of any voting securities or securities convertible or exchangeable into or exercisable for any voting securities or assets of any of the Company Affiliates;

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         (e) otherwise act, whether alone or in concert with others, to seek to propose to any of the Company Affiliates or any of their respective stockholders, any merger, business combination, restructuring, recapitalization or similar transaction to or with any of the Company Affiliates or otherwise act, whether alone or in concert with others, to seek to control, change or influence the management, shareholders, Board of Directors, managers or policies of any of the Company Affiliates, or nominate any Person as a director of any of the Company Affiliates;

         (f) attend any shareholder meeting of any Company Affiliates, unless invited by the Company prior to such meeting;

         (g) solicit, negotiate with, or provide any information to, any Person with respect to a merger, business combination, exchange offer or liquidation of any of the Company Affiliates or any other acquisition of any of the Company Affiliates, any acquisition of securities of or all or any portion of the assets of any of the Company Affiliates or any other similar transaction;

         (h) announce an intention to, or enter into any discussion, negotiations, arrangements or understandings with any third party with respect to, any of the foregoing matters;

         (i) disclose any intention, plan or arrangement inconsistent with any of the foregoing provisions;

         (j) advise, assist, encourage or participate with any other Person in connection with action inconsistent with any of the foregoing provisions; or

         (k) engage in any foregoing matters with any former subsidiary of the Company unless the Company receives written notification not less than ten (10) days prior to commencing any such matter which notice shall fully describe the proposed activities with the former subsidiary.

"Company Affiliates" means the Company and each of its current, and future subsidiaries and affiliates and their respective successors and assigns. "L&W Affiliate" shall mean (i) any Person directly or indirectly, through one or more intermediaries, controlled by LaCore or Woodburn or any family member of LaCore or Woodburn or any trust or other arrangement for the benefit of any family member of LaCore or Woodburn (a "L&W Controlled Entity"), or (ii) any Person otherwise affiliated with LaCore or Woodburn or any L&W Controlled Entity. "Person" shall mean any natural person, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, government or any agency or political subdivision thereof, or any other legal entity or organization.

7. Additional Restrictions. Except in the course of providing the services required by Section 3 above, neither LaCore, Woodburn nor any L&W Affiliate during the Standstill Period will, directly or indirectly:

         (a) form, join, encourage or in any way participate in any class action or other legal action or arbitration (or threaten to initiate any such class action, legal action or arbitration), whether brought directly or derivatively

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by other third parties, against any of the Company Affiliates or any of their respective officers, directors, employees, stockholders, distributors, agents or representatives (collectively, the "Released Parties"); provided however, that LaCore, Woodburn and each L&W Affiliate shall not be restricted in defending any class action or other legal action, proceeding or arbitration initiated against either of them or prosecuting any counterclaims asserted by either of them.

         (b) except as required by law, or requested or required by any governmental agency, provide any information whatsoever to any other Person, including, without limitation, any current, future or former distributor, employee, stockholder, director of, or lender to, any of the Company Affiliates or any prospective or existing purchaser of interests in or assets of any of the Company Affiliates concerning the purported integrity, management, employee relations, investments, asset sales, compensation plan, products, allocation of resources, financial condition or any other business practices of, or payments made by, any Released Parties (collectively, "Company Business Practices");

         (c) send any correspondence whatsoever to any Released Party or to any family member or known business associate of any Released Party concerning any Company Business Practice;

         (d) make, participate in the making of, or encourage any other person to make, any statements, written or oral which (i) is calculated to have the effect or purpose of maligning the integrity, management, products, services, allocation of resources or business practices of any Released Party or (ii) criticize, disparage, or defame the goodwill or reputation of, or which are intended to embarrass or adversely affect the morale of, any Released Party;

         (e) visit or attempt to visit the offices of any Company Affiliate or any meeting or conference sponsored by any Company Affiliate or any distributor of any Company Affiliate;

         (f) announce an intention to, or enter into any discussion, negotiations, arrangements or understandings with any third party with respect to, any of the foregoing matters;

         (g) accept any payment or consideration of any type from any Released Party or Distributor or Potential Distributor, other than pursuant to this Agreement or the Consulting Agreement;

         (h) disclose any intention, plan or arrangement inconsistent with the foregoing provisions; or

         (i) advise, assist, encourage or participate with any other Person in connection with any action inconsistent with any of the foregoing provisions.

8. No Admission. Neither this Agreement nor the exhibits hereto when executed and delivered (collectively, the "Transaction Documents") nor any action or acts taken in connection therewith shall constitute an admission of liability or wrongdoing by any of the Parties or any other Person.

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9.    Consultation With Counsel. The Parties each acknowledge that they have consulted with their respective attorneys before executing this Agreement and that they have entered into and executed each of the Transaction Documents knowingly, voluntarily and freely of their own volition and with such consultation with counsel as they deemed appropriate.

10. Construction of Agreement. The language of this Agreement and the other Transaction Documents shall be construed as a whole according to its fair meaning and none of the parties hereto shall be deemed to have drafted this Agreement or the other Transaction Documents in any action that may hereafter arise between the parties hereto. If for any reason any provision of this Agreement or any of the other Transaction Documents, or portion thereof, is held unenforceable, that provision, or portion thereof, shall be enforceable to the maximum extent permissible so as to effect the parties' intent, and be deemed to be so modified, and the remainder of this Agreement or the other Transaction Documents, as the case may be, shall continue in full force and effect.

11. No Waiver. No failure or delay on the part of a Released Party or LaCore or Woodburn in exercising any right, power or remedy under this Agreement or the other Transaction Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for under this Agreement or the other Transaction Documents are cumulative and are not exclusive of any remedies that may be available to a Released Party or LaCore or Woodburn at law or in equity. No waiver of or consent to any departure by either a Released Party or LaCore or Woodburn from any provision of this Agreement or any other Transaction Document shall be effective unless signed in writing by the party entitled to the benefit thereof. No amendment, modification or termination of any provision of this Agreement or any other Transaction Document shall be effective unless signed in writing by all parties hereto. Any waiver of any provision of this Agreement or any other Transaction Document, and any consent to any departure from the terms of any provision of this Agreement or any other Transaction Document, shall be effective only in the specific instance and for the specific purpose for which made or given.

12. Severability of Provisions. Any provision of this Agreement or any other Transaction Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Moreover, if any one or more of the provisions contained in this Agreement or any other Transaction Document shall be held to be excessively broad as to duration, activity or subject, such provision shall be construed by limiting and reducing it so as to be enforceable to the maximum extent allowed by applicable law.

13. Non-Assignability. The rights and obligations of LaCore and Woodburn under this Agreement or any other Transaction Document are personal to each of LaCore and Woodburn and may not be assigned or delegated to any other Person; provided, however, that nothing in this Agreement shall preclude LaCore and Woodburn from designating any of his beneficiaries to receive any benefits payable hereunder upon his death, or his executors, administrators or other legal representatives from assigning any rights hereunder to the person or persons entitled thereto.

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14.   Notices. Any notice given under this Agreement or the other Transaction
Documents shall be in writing and shall be deemed to have been given when delivered by messenger or courier service (against appropriate receipt), or mailed by registered or certified mail (return receipt requested), addressed as follows:

                  If to the Company     Natural Health Trends Corp.
                                        2050 Diplomat Drive
                                        Dallas, TX  75234
                                        Attn:  Gary C. Wallace, General Counsel

                  With a copy to:       Brown Rudnick Berlack Israels LLP
                                        Seven Times Square
                                        New York, New York 10036
                                        Attn:  Alan N. Forman, Esq.

                  If to LaCore:         Terry L. LaCore
                                        c/o Curran Tomko Tarski LLP
                                        1700 Pacific Avenue, Suite 4545
                                        Dallas, TX  75201
                                        Attn:  Edwin J. Tomko

                  If to Woodburn:       Mark D. Woodburn
                                        809 Dominion Drive
                                        Southlake, TX  76092

                  With a copy to:       Haynes and Boone, LLP
                                        901 Main Street, Suite 3100
                                        Dallas, TX  75202
                                        Attn:  Chris Kirkpatrick

or at such other address as shall be indicated to the parties hereto in writing. Notice of change of address shall be effective only upon receipt.

15.   Dispute Resolution.
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         (a) Subject to the provisions of paragraph 15(b), any dispute, controversy or claim arising between the parties relating to this Agreement or the other Transaction Documents, or otherwise with respect to any dealings between LaCore, Woodburn and/or any of the Company Affiliates (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration in Dallas, Texas, before a panel consisting of three (3) arbitrators, selected by the American Arbitration Association ("AAA") in accordance with its rules pertaining at the time the dispute arises, within thirty (30) days following delivery of a notice of intention to arbitrate. The hearing shall be held no later than ninety
(90) days following the commencement of the arbitration. The award shall be rendered no later than fifteen (15) days following the close of the hearing. At

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the request of either party, all time periods specified in the rules of the AAA shall be accelerated by the arbitrator to the extent necessary to comply with the timetables specified herein. In such arbitration proceedings, the arbitrator shall have the discretion, to be exercised in accordance with applicable law, to allocate among the parties the arbitrator's fees, tribunal and other administrative and litigation costs and, to the prevailing party, attorneys' fees. The award of the arbitrator may be confirmed before and entered as a judgment of any court having jurisdiction over the parties.

         (b) The provisions of paragraph 15(a) shall not apply with respect to any application made by any party hereto for injunctive relief under this Agreement.

16. Advancement; Indemnification. Claims by each of LaCore and Woodburn for indemnification and advancement of all costs, expenses (including attorneys' fees), liabilities and losses incurred by them in connection with their activities as officers and directors of the Company or any Company Affiliate shall be governed by Delaware law, including without limitation the Delaware General Corporation Law ("DGCL") and the case law interpreting the DGCL and the Delaware certificate of incorporation and by-laws of the Company. The foregoing provision, however, shall not apply to the advancement of costs or expenses (including attorneys' fees) incurred by LaCore and/or Woodburn prior to the date hereof. Notwithstanding the preceding sentence, the Company has agreed to advance costs and expenses (including attorneys' fees) reasonably and actually incurred by them in connection with the following matters: Civil Action No. 3:04-cv-01039-L, styled Lexxus International, Inc., et al. v. John Loghry, et al., in the United States District Court for the Northern District of Texas and related cases; Case No. 05-04-1586, styled Nature's Sunshine Products, Inc., et al. v. Oscar de la Mora, et al.; and Urena v. Productos Lexxus Internacional Mexico, S.A de C.V. et al., pending in Mexico. Nothing in this paragraph 16 shall diminish, limit or otherwise impair the right of Woodburn or LaCore to seek indemnification and advancement of costs and expenses (including attorneys' fees) incurred after the date hereof (regardless of when the circumstances or events giving rise to such claims may have occurred).

17. Governing Law. This Agreement and all claims arising from or related to this Agreement or the other Transaction Documents shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be entirely performed within such State.

18. Headings. The paragraph headings used or contained in this Agreement and the other Transaction Documents are for convenience of reference only and shall not affect the construction of this Agreement or the other Transaction Documents, as the case may be.

19. Entire Agreement. This Agreement and the other Transaction Documents constitutes the entire agreement among the parties with respect to the matters set forth herein, and there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to herein or therein. To the extent of any conflict between the terms and conditions of the Transaction Documents and any prior agreement between any of the Company Affiliates and LaCore and/or Woodburn, the terms of the Transaction Documents shall govern and control.

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20.   Execution in Counterparts. This Agreement and the other Transaction
Documents may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               /s/ TERRY L. LACORE
                               -------------------------------------------------
                               Terry L. LaCore


                               /s/ MARK D. WOODBURN
                               -------------------------------------------------
                               Mark D. Woodburn


                               NATURAL HEALTH TRENDS CORP.



                               By: /s/ STEPHANIE S. HAYANO
                                   ---------------------------------------------
                                   Name:  Stephanie S. Hayano
                                   Title:  President and Chief Executive Officer

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                                  Exhibit Index
                                  -------------


         Exhibit                         Document
         -------                         --------

            A               Non- Recourse Secured Promissory Note

            B               Indemnification Agreement

            C               Voting Agreement

            D               Consulting Agreement

           E-1              Restricted Activity Agreement (Woodburn)

           E-2              Restricted Activity Agreement (LaCore)

           F-1              Limited Release

           F-2              General Release